EXHIBIT 99.1

Impact of Tax Reform on Home BancShares, Inc.

CONWAY, Ark., Jan. 08, 2018 (GLOBE NEWSWIRE) -- Home BancShares, Inc. (Nasdaq:HOMB) (“Home” or “the Company”), parent company of Centennial Bank (“Centennial”), announced today that as a result of the “Tax Cuts and Jobs Act” (the “TCJA”) that President Donald Trump signed into law on December 22, 2017, the Company will be required to revalue its deferred tax assets and deferred tax liabilities to account for the future impact of lower corporate tax rates on these deferred amounts. The reduction in the federal corporate tax rate will negatively impact Home’s fourth quarter 2017 results but is expected to positively impact Home’s future after-tax earnings.

As of December 31, 2017, the Company performed a preliminary analysis to determine the impact of the revaluation of the deferred tax asset of approximately $113.5 million.  The current impact of this will be a one-time non-cash charge to the income statement of approximately $36.9 million that will reduce Home’s fourth quarter 2017 results.  Under the Company’s analysis, the fourth quarter earnings impact would be approximately $(0.22) per share and the tangible book value impact would be approximately $(0.21) per share based on fourth quarter weighted average diluted shares of approximately 174,348,000 and total shares outstanding of approximately 173,633,000 at year end, respectively.

“The savings from this historic legislation will improve cash flow and earnings per share beginning in 2018, delivering excellent value-generating opportunities for our Company and ultimately our shareholders,” said John Allison, Chairman.

These preliminary estimates of the impact of tax reform on Home should not be viewed as a substitute for full financial statements prepared in accordance with U.S. generally accepted accounting principles, and are not necessarily indicative of the results to be achieved for any future periods. The estimates have been prepared by management and Home’s independent auditors have not completed their audit or review of such information.

This release contains forward-looking statements regarding the Company's outlook and expectations with respect to the enactment of the TCJA, effective January 1, 2018, including the impact of the TCJA on the Company’s deferred tax assets, the impact of the revaluation of the deferred tax assets on the Company’s fourth quarter 2017 results and the anticipated impact of the TCJA on the Company’s future earnings. Statements in this press release that are not historical facts should be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements of this type speak only as of the date of this news release. By nature, forward-looking statements involve inherent risk and uncertainties. Various factors, including, but not limited to, uncertainties in the Company’s preliminary review of, and additional analysis with respect to, the impact of the TCJA, as well as additional risks and uncertainties contained in the “Risk Factors” and forward-looking statements disclosure contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 and in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2017, filed with the Securities and Exchange Commission (the “SEC”) on February 28, 2017 and November 7, 2017, respectively, could cause actual results to differ materially from those contemplated by the forward-looking statements. Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. Therefore, we can give no assurance that the results and estimates contemplated in the forward-looking statements will be realized. The Company assumes no duty to update, amend or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

Home BancShares, Inc. is a bank holding company, headquartered in Conway, Arkansas. Our wholly-owned subsidiary, Centennial Bank, provides a broad range of commercial and retail banking plus related financial services to businesses, real estate developers, investors, individuals and municipalities. Centennial Bank has branch locations in Arkansas, Florida, South Alabama and New York City. The Company's common stock is traded through the NASDAQ Global Select Market under the symbol “HOMB.”

FOR MORE INFORMATION CONTACT:

Jennifer C. Floyd
Chief Accounting Officer &
Investor Relations Officer
Home BancShares, Inc.
(501) 339-2929